Exhibit 99.1

          ADC Provides Preliminary Estimates of Third Fiscal
              Quarter Results From Continuing Operations

    MINNEAPOLIS--(BUSINESS WIRE)--Aug. 9, 2004--ADC (Nasdaq:ADCT, www.adc.com) today provided estimates of anticipated results from continuing operations for the third fiscal quarter ended July 31, 2004. These preliminary estimates are provided in connection with ADC's completion of the acquisition of the KRONE Group on May 18, 2004 and the divestiture of its Cuda(TM) cable modem termination system product line, FastFlow(R) Broadband Provisioning Manager software offering and Singl.eView(R) customer care and billing software business. The Cuda and FastFlow divestitures were completed on June 29, 2004, and the closing of the Singl.eView divestiture is expected to occur during ADC's fourth fiscal quarter ending October 31, 2004. Third quarter results are expected to be reported on August 25, 2004 at approximately 4:00 p.m. Eastern time with a conference call scheduled for 5:00 p.m. Eastern time.
    In the third fiscal quarter of 2004, the results of the Cuda, FastFlow and Singl.eView product lines will be removed from continuing operations and accounted for as discontinued operations. At this time, ADC expects sales from continuing operations in the third quarter of 2004 to be around $235 million, GAAP loss per share from continuing operations to be around $0.00 to $(0.01) and, after adjusting to exclude restructuring charges, adjusted earnings per share from continuing operations to be around breakeven. ADC's previous outlook on May 19 did not give effect to these recently discontinued operations, which had combined sales of approximately $22 million in the second fiscal quarter of 2004. ADC's updated outlook for GAAP and adjusted results includes estimates for intangible amortization expense of approximately $2 million and integration expenses of approximately $5 million, both as a result of the KRONE acquisition.
    "Since closing the KRONE acquisition in the third quarter, ADC and KRONE employees have been able to meet to initiate detailed planning for revenue synergies and cost reductions in the global business," said Robert E. Switz, president and CEO of ADC. "As we move into the fourth quarter, we are beginning to implement these plans, which we expect to have significant long-term benefits."
    A reconciliation of expected GAAP loss per share from continuing operations to expected adjusted earnings per share from continuing operations in the third quarter of 2004 follows. The ranges below reflect current estimates for each item; however, ADC is still in the process of completing its financial statements for the quarter and actual results could vary from these estimates.



Net loss per share (GAAP) from continuing
 operations                                           $0.00 to $(0.01)


Adjustments for restructuring charges, impairment
 charges and certain non-operating gains/losses       $0.00 to $(0.01)
                                                      ----------------

Adjusted earnings per share from continuing
 operations                                           Around $0.00
                                                      ============


    Estimates of adjusted earnings per share from continuing operations in this outlook exclude ADC's current estimates of restructuring charges, impairment charges and certain non-operating gains/losses that have been incurred as a result of restructuring activities taken during the quarter. These estimates and actual results depend on many factors, including the evolving outlook for industry conditions and ADC's businesses, which result in a difference between GAAP and adjusted earnings per share.
    On June 2, 2004, ADC filed a Form 8-K reporting the KRONE acquisition with the Securities and Exchange Commission. Under SEC rules, ADC is required to file an amendment to the 8-K report containing historical stand-alone financial statements for the KRONE Group and certain pro forma financial information for ADC reflecting the acquisition. When ADC files this amendment, the following financial information will be included:

    -- For ADC, pro forma combined income statements (unaudited) giving effect to the acquisition of KRONE and certain previously announced divestitures for the year ended October 31, 2003 and the six months ended April 30, 2004, as well as a combined pro forma balance sheet (unaudited) as of April 30, 2004. These divestitures consist of ADC's business related to the Cuda(TM) cable modem termination system product line, its operations related to the FastFlow(R) Broadband Provisioning Manager software and its business related to the Singl.eView(R) customer care and billing software.

    -- For KRONE, an audited income statement and cash flow statement for the year ended December 31, 2003; an audited balance sheet as of December 31, 2003; an unaudited income statement and cash flow statement for the three months ended March 31, 2004; and an unaudited balance sheet as of March 31, 2004.

    For several quarters, ADC has indicated that it has been considering potential divestitures of certain product lines in its portfolio. With the divestitures announced earlier this year, ADC is nearing completion of this recent divestiture process with the possibility of one additional divestiture of a product line not core to its current strategy. With the KRONE acquisition, internal growth initiatives and potential future additions, ADC remains focused on its goal of growing profitably in its core network infrastructure business and being a leader in each market served by the company.
    ADC cautions investors that providing preliminary estimates remains extremely difficult and subject to change because of many factors, including soft and changing industry conditions, acquisition integration activities, as well as economic, geopolitical and other uncertainties.
    ADC plans to discuss its third quarter 2004 results and current outlook on a conference call scheduled for August 25, 2004 at 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts. Starting at 6:30 p.m. Eastern time on August 25, 2004, the replay of the call can be accessed until 11:59 p.m. Eastern time on September 1, 2004 by domestic callers at (800) 642-1687 and by international callers at
(706) 645-9291 (conference ID number is 9016778) or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts.

    About ADC

    ADC is a world leader in providing global network infrastructure products, services and software that enable the profitable delivery of high-speed Internet, data, video, and voice services over our customers' unique networks. ADC (Nasdaq:ADCT) has sales into more than 90 countries. Learn more about ADC Telecommunications, Inc. at www.adc.com.

    Cautionary Statement under the Private Securities Litigation
Reform Act of 1995

    All forward-looking statements contained herein, particularly those pertaining to ADC's expectations or future operating results, reflect management's current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors. All such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, significant difficulties in forecasting sales and market trends; uncertainties regarding the level of capital spending by telecommunications service providers, as the majority of ADC's sales are derived from these companies; the overall demand for ADC's products or services; the demand for particular products or services within the overall mix of products sold, as our products and services have varying profit margins; changing market conditions and growth rates either within ADC's industry or generally within the economy; the impact of actions we may take as a result of our ongoing portfolio review, which may include business acquisitions or divestitures; ADC's ability to dispose of excess assets on a timely and cost-effective basis; new competition and technologies; increased costs associated with protecting intellectual property rights; the retention of key employees; pressures on the pricing of the products or services ADC offers; performance of contract manufacturers used by ADC to make certain products; possible consolidation among communications service providers; and other risks and uncertainties, including those identified in the section captioned Risk Factors in Item 1 of ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 2003. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



    CONTACT: ADC, Minneapolis
             Investor Relations:
             Mark Borman, 952-917-0590
             or
             Public Relations:
             Chuck Grothaus, 952-917-0306